EXHIBIT 99.1

Flex Completes Acquisition of Electrical Power Products (EP²)

News summary

•	Expands Flex’s Critical Power portfolio with engineered-to-order electrical power control and protection capabilities
•	Strengthens utility and power generation market presence through deep engineering expertise and U.S. manufacturing scale
•	Supports long term growth driven by grid modernization, electrification, data center demand, and U.S. reshoring

AUSTIN, Texas – May 4, 2026/PRNewswire/ -- Flex (NASDAQ: FLEX) today announced the completion of its acquisition of Electrical Power Products, Inc. (“EP²”), a leading provider of engineered-to-order electrical power control and protection systems.

EP² expands Flex’s Critical Power offering, adding engineered-to-order capabilities that support utility, power generation and data center customers. The addition strengthens Flex’s ability to deliver scalable, customized power control and protection solutions for grid modernization, electrification, and growing data center demand, while adding a scaled Midwest manufacturing presence that supports U.S. reshoring initiatives. EP²’s employees, leadership, and facilities will be integrated into Flex’s Embedded and Critical Power business.

“We are pleased to welcome the EP² team to Flex,” said Revathi Advaithi, Chief Executive Officer of Flex. “This acquisition strengthens our Critical Power platform and supports our strategy to meet growing demand for resilient electrical infrastructure. EP²’s engineering expertise, customer-focused culture, and utility-grade solutions further enhance our power portfolio.”

Headquartered in Des Moines, Iowa, EP² brings more than 35 years of experience designing, integrating, and manufacturing highly engineered control and relay panels, as well as modular, integrated control buildings, for a diverse base of long-standing customers.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps leading brands design, build, and manage products that improve the world. With a global footprint spanning 30 countries, Flex delivers advanced manufacturing and supply chain solutions, innovative products and technology, and lifecycle services that support customers from concept to scale. In the AI era, Flex is helping customers accelerate data center deployment by solving power, heat, and scale challenges through cutting-edge power and cooling technology and scalable IT infrastructure solutions. For more information, visit flex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the anticipated benefits of the acquisition of Electrical Power Products, Inc. and general business outlook. These forward-looking statements are based on current expectations, estimates, and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated. Readers are cautioned not to place undue reliance on forward-looking statements. These risks include: the possibility that we may not fully realize the projected benefits of the acquisition in a timely manner or at all; business disruption following the acquisition; diversion of management time on acquisition- and integration-related issues; the combined operations may not be successfully integrated; the reaction of customers and other persons to the acquisition; and other events that could adversely impact the anticipated benefits of the acquisition, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those more fully described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and in our subsequent filings. Flex assumes no obligation to update any forward-looking statements, which speak only as of the date they are made, except as required by applicable law.

Investor and Press Contacts

Investors & Analysts

Michelle Simmons

Senior Vice President, Global Investor Relations and Public Relations

(669)242-6332

Michelle.Simmons@flex.com

Press Contact

press@flex.com